Exhibit 99.1


PRESS RELEASE                                   Franklin Street Properties Corp.
               401 Edgewater Place Suite 200 Wakefield, Massachusetts 01880-6210
                                 (781) 557-1300 www.franklinstreetproperties.com


FOR IMMEDIATE RELEASE         Contact: Donna Brownell
                                       877-686-9496




                     FRANKLIN STREET PROPERTIES COMMON STOCK
                  BEGINS TRADING ON THE AMERICAN STOCK EXCHANGE


WAKEFIELD, MASS., -- June 2, 2005 - Franklin Street Properties Corp. (AMEX:
FSP), a real estate investment trust, announced today that its common stock has been listed and begun trading on the American Stock Exchange under the ticker symbol "FSP". Franklin Street Properties has 60,525,608 million shares outstanding and approximately 1,780 shareholders as of June 1, 2005.

"The listing of FSP shares on the AmEx marks an important milestone for Franklin Street Properties," said George Carter, president and chief executive officer of Franklin Street Properties. "Since our founding in 1997, we have worked diligently to provide our shareholders with the opportunity to participate not only in the rental incomes and appreciation potential of our properties, but also in returns from our full-service real estate investment bank and property management business activities. We view our listing on a national exchange as another example of our commitment to enhancing shareholder value and liquidity over the long term."

The listing is being done by the company, which is owned entirely by its common stockholders, not through an initial public offering or other transaction. For more information, please visit the company's investor relations website at www.franklinstreetproperties.com.

About Franklin Street Properties

Franklin Street Properties Corp. (AMEX: FSP) is a real estate investment trust based in Wakefield, Massachusetts, focused on achieving current income and long-term growth through investments in commercial properties. Since 1997, FSP has applied an uncompromising discipline to its real estate investing, reflecting many years of property investment and the natural characteristics of real estate as an asset class within the broader capital markets. FSP operates in two business segments: real estate operations and investment banking/investment services. FSP owns an unleveraged portfolio of real estate, including office buildings, apartment complexes and industrial use properties. Through a wholly-owned subsidiary, FSP Investments LLC (member, NASD and SIPC), a real estate investment banking firm and registered broker/dealer, the Company organizes single purpose entities that own real estate, and conducts the private placement of equity in those entities.

This press release may contain forward-looking statements or projections of future performance. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as "anticipates", "can", "estimates", "believe", "expects", "projects", "will", "might", or other words indicating a statement about the future. The Company notes that any such forward-looking statements are subject to change and are not guarantees of future performance, and that actual results may differ materially from any such predictions or projections, based on various important factors and including, without limitation, changes in economic conditions in the markets in which the Company owns properties, changes in the demand by investors for investment in Sponsored REITs, changes in the Company's ability to renew, replace or extend its line of credit, changes in government regulations and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments, the ability of the Company to collect sufficient rents from each of its owned properties, and overall the Company's susceptibility to the risks of owning and operating real property. Additional information on the factors that could affect the Company's business and financial results is included in the Company's periodic reports filed with the Securities and Exchange Commission.